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As filed with the Securities and Exchange Commission on May 22, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUNCOR ENERGY INC.
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1311, 1321, 2911, 4613, 5171, 5172 (Primary Standard Industrial Classification Code Number)	98-0343201 (I.R.S. Employer Identification Number, if applicable)

150—6th Avenue S.W., P.O. Box 2844, Calgary, Alberta, Canada, T2P 3E3
(403) 296-8000
(Address and Telephone Number of Registrant's Principal Executive Offices)

CT Corporation System
28 Liberty St., New York, New York 10005
(212) 894-8940
(Name, Address (Including Zip Code) and Telephone Number
(Including Area Code) of Agent for Service of Process in the United States)

Copies to:

Arlene Strom Suncor Energy Inc. 150—6th Avenue S.W., P.O. Box 2844 Calgary, Alberta Canada T2P 3E3 (403) 296-8000	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Chad C. Schneider Blake, Cassels & Graydon LLP 855—2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary, Alberta Canada T2P 4J8 (403) 260-9600

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

             It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Debt Securities

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Units

Share Purchase Contracts

Share Purchase Units

Total	US$3,000,000,000	(4)	US$3,000,000,000	US$389,400

(1)
There are being registered under this Registration Statement such indeterminate number of debt securities, common shares, preferred shares, subscription receipts, warrants, units, share purchase contracts and share purchase units of the Registrant as shall have an aggregate initial offering price not to exceed US$5,000,000,000 (or its equivalent in any other currency used to denominate the securities).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
The prospectus contained herein relates to an aggregate of US$5,000,000,000 of securities, including, pursuant to Rule 429 under the Securities Act, US$2,000,000,000 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-225338), initially filed on June 1, 2018.

(4)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to Section 8(a) of the Securities Act, may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statement 333-225338.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED MAY 22, 2020

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 22, 2020

Suncor Energy Inc.

US$5,000,000,000
Debt Securities
Common Shares
Preferred Shares
Subscription Receipts
Warrants
Units
Share Purchase Contracts
Share Purchase Units

        Suncor Energy Inc. ("Suncor") may from time to time offer and sell our debentures, notes or other evidence of indebtedness of any kind, nature or description (collectively, "Debt Securities"), common shares, preferred shares, subscription receipts, warrants, units, share purchase contracts and share purchase units (collectively, the Debt Securities, common shares, preferred shares, subscription receipts, warrants, units, share purchase contracts and share purchase units are referred to herein as the "Securities") having an aggregate offering amount of up to US$5,000,000,000 (or the equivalent thereof in other currencies or currency units) during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the "Prospectus"), remains valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on prevailing market conditions at the time of sale and set forth in one or more prospectus supplements (each, a "Prospectus Supplement"). The Securities may be offered and sold in Canada and/or the United States and elsewhere where permitted by law. We will provide the specific terms of the Securities in Prospectus Supplements to this Prospectus that will be delivered to purchasers together with this Prospectus. Unless otherwise provided in a Prospectus Supplement relating to a series of Debt Securities, the Debt Securities will be our direct, unsecured and unsubordinated obligations and will be issued under a trust indenture. Prospective purchasers should read this Prospectus and any Prospectus Supplement carefully before investing in the Securities.

        We are permitted, under a multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with Canadian generally accepted accounting principles applicable to publicly accountable enterprises, which is within the framework of International Financial Reporting Standards as issued by the International Accounting Standards Board and incorporated into the Chartered Professional Accountants (CPA) Canada Handbook — Part 1 ("Canadian GAAP"), and such financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States). As a result, our financial statements may not be comparable to financial statements of United States companies.

        Prospective purchasers should be aware that the purchase of Securities may have tax consequences both in Canada and in the United States. This Prospectus and any applicable Prospectus Supplement may not describe these tax consequences fully. Prospective purchasers should read the tax discussion in this Prospectus and any applicable Prospectus Supplement and consult with their tax advisors.

        All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, such delivery to be effected in the case of the United States purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the United States Securities and Exchange Commission (the "SEC"). Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of applicable securities laws as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        Certain data relating to Suncor's reserves included or incorporated by reference in this Prospectus has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See "Advisory Relating to Reserves Disclosure".

        NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The enforcement by investors of civil liabilities under United States federal securities laws may be adversely affected because Suncor is organized under the laws of Canada. Most of Suncor's directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of Suncor's assets, are located outside the United States. See "Enforceability of Civil Liabilities".

        Securities may be offered separately or together, in amounts, at prices and on such terms as may be determined from time to time depending upon our financing requirements, prevailing market conditions and other factors. The specific terms of any Securities offered will be described in one or more Prospectus Supplements, which will accompany this Prospectus. We may also include in a Prospectus Supplement specific terms pertaining to Securities which are not within the options and parameters set forth in this Prospectus.

        We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us. See "Plan of Distribution".

        Subject to any applicable securities laws, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions intended to stabilize, maintain or otherwise affect the market price of the Securities at a level above that which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

        No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

        Our common shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") and on the New York Stock Exchange (the "NYSE") under the symbol "SU". On May 21, 2020, the last completed trading day before the date of this Prospectus, the closing price of the common shares on the TSX and NYSE

ii

was $24.44 per common share and US$17.53 per common share, respectively. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts and share purchase units will not be listed on any securities or stock exchange. There is no market through which the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts and share purchase units may be sold and purchasers may not be able to resell such securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts and share purchase units in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts and share purchase units and the extent of issuer regulation. See "Risk Factors".

        Investing in the Securities offered by this Prospectus and any applicable Prospectus Supplement involves risks. See "Risk Factors".

        Each of Patricia M. Bedient, John D. Gass, Dennis M. Houston, Brian P. MacDonald and Eira M. Thomas, who are directors of Suncor, resides outside of Canada and has appointed Suncor Energy Inc., 150 – 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3 as agent for service of process. Purchasers are advised that it may not be possible for purchasers to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for service of process.

        Our head and registered office is located at 150 – 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3.

iii

ABOUT THIS PROSPECTUS

        Prospective purchasers should rely only on the information contained in this Prospectus, any applicable Prospectus Supplement(s) and the documents incorporated by reference herein. We have not authorized anyone to provide prospective purchasers with any information different than the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement or any other information included in the registration statement of which this Prospectus forms a part. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Prospective purchasers should not assume that the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date of this Prospectus, the applicable Prospectus Supplement and the applicable documents incorporated by reference herein.

        In this Prospectus, unless otherwise specified or the context otherwise requires, references to "Suncor", "us", "we", "our" or "its" means Suncor Energy Inc., the subsidiaries (which includes corporate and partnership subsidiaries) and joint venture interests held by Suncor Energy Inc. and its subsidiaries.

        This Prospectus is part of a registration statement on Form F-10 relating to the Securities that has been filed with the SEC. Under the registration statement, we may, from time to time, sell any of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of US$5,000,000,000 (or the equivalent thereof in other currencies or currency units). This Prospectus provides prospective purchasers with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add to, update or change information contained in this Prospectus. We have filed an undertaking with the securities regulatory authorities in each of the provinces and territories of Canada that we will not distribute under this Prospectus specified derivatives or asset-backed securities that, at the time of distribution, are novel without pre-clearing with the applicable securities regulatory authority the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities. Before prospective purchasers invest, they should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Prospective purchasers should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

        In this Prospectus and the documents incorporated by reference in this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are stated in Canadian dollars. All references to "dollars", "Cdn$" or "$" are to Canadian dollars and all references to "US$" are to United States dollars.

        Unless otherwise indicated, all financial information included in this Prospectus and the documents incorporated by reference in this Prospectus has been prepared in accordance with Canadian GAAP.

        The information contained on, or accessible through, Suncor's website is not incorporated by reference into this Prospectus and is not, and should not be considered to be, a part of this Prospectus unless it is explicitly so incorporated.

FORWARD-LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference in this Prospectus contain certain forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. securities laws, including the United States Private Securities Litigation Reform Act of 1995.

        In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to "Advisory — Forward-Looking Information and Non-GAAP Financial Measures" in the AIF (as defined herein), "Advisories — Forward-Looking Information" in the 2019 MD&A (as defined herein), "Advisories" in the Proxy Circular (as defined herein) and "Forward-Looking Information" in the Q1 2020 MD&A (as defined herein), as well as to the advisories section of any documents incorporated by reference in this Prospectus that are filed after the date hereof.

        Forward-looking statements may be identified by words like "expects", "anticipates", "will", "estimates", "intends", "may" and similar expressions. Forward-looking statements in this Prospectus include references to the potential use of proceeds of offerings hereunder. In addition, all other statements and information that address expectations or projections about the future, and other statements and information about Suncor's strategy for growth, expected and future expenditures or investment decisions, acquisition plans, operating and financial results, future financing and capital activities, and the expected impact of such matters are forward-looking statements.

        The forward-looking statements included or incorporated by reference in this Prospectus are based on Suncor's expectations, estimates, projections and assumptions at the time that such statements are made. Such forward-looking statements have been made by Suncor in light of information available at the time the statements were made and reflect Suncor's experience and its perception of historical trends, including expectations and assumptions concerning: the accuracy of reserves estimates; commodity prices and interest and foreign exchange rates; the performance of assets and equipment; capital efficiencies and cost-savings; applicable laws and government policies; future production rates; the sufficiency of budgeted capital expenditures in carrying out planned activities; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to Suncor; the development and execution of projects; and the receipt, in a timely manner, of regulatory and third-party approvals.

        Forward-looking statements are not guarantees of future performance and involve a number of associated risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Suncor. Actual results may vary from the information included or incorporated by reference in this Prospectus and may differ materially from those expressed or implied by the forward-looking statements included or incorporated by reference herein, so prospective purchasers are cautioned not to place undue reliance on such forward-looking statements. Although we believe that the expectations represented by such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we make no representation that actual results achieved will be the same in whole or in part as those set out in the forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements included or incorporated by reference herein, including that, notwithstanding Suncor's current intentions regarding its use of the net proceeds of any offering of Securities hereunder, there may be circumstances where a reallocation of the net proceeds may be necessary, depending on future operations, unforeseen events or whether future growth opportunities arise. Prospective purchasers are cautioned that the foregoing list of important risks and uncertainties is not exhaustive. Prospective purchasers should also carefully consider the matters discussed under "Risk Factors" in this Prospectus and are also urged to refer to "Risk Factors" in the AIF and in the 2019 MD&A and "Advisories — Risk Factors and Forward-Looking Information" and "Risk Factors and Forward-Looking Information" in the Q1 2020 MD&A (each as incorporated by reference herein) and to all other applicable risk factors described in other documents incorporated by reference herein for further information respecting important risks and uncertainties relating to Suncor.

        The forward-looking statements included or incorporated by reference herein are made as of the date of this Prospectus or as at the date of the document in which they are included. Except as required by applicable securities law, we undertake no obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of risks and assumptions affecting those statements, whether as a result of new information, future events or otherwise.

 ADVISORY RELATING TO RESERVES DISCLOSURE

        The securities regulatory authorities in Canada have adopted National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities ("NI 51-101"), which prescribes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose proved, probable and possible reserves and to disclose reserves and production on a gross basis before deducting royalties. Probable and possible reserves are progressively less certain estimates than proved reserves.

        Suncor is required to disclose reserves in accordance with Canadian securities law requirements and the disclosure contained in Suncor's AIF and in certain other documents incorporated by reference in this Prospectus includes reserves designated as probable reserves. Suncor has also provided certain supplemental disclosure of its reserves prepared in accordance with United States disclosure requirements as set forth in the Supplementary Oil and Gas Disclosures (as defined herein), which is also incorporated by reference in this Prospectus.

        The SEC definitions of proved and probable reserves are different from the definitions contained in NI 51-101; therefore, proved and probable reserves disclosed in compliance with NI 51-101 in the documents incorporated by reference in this Prospectus may not be comparable to United States standards. The SEC requires United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves. Moreover, as permitted by NI 51-101, Suncor has determined and disclosed the net present value of future net revenue from its reserves in its NI 51-101 compliant reserves disclosure using forecast prices and costs. The SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices, but permits the optional disclosure of revenue estimates based on different price and cost criteria, including standardized future prices.

        For additional information regarding the presentation of Suncor's reserves and other oil and gas information, including further details on the primary differences between Canadian and United States disclosure requirements, see "Statement of Reserves Data and Other Oil and Gas Information" in the AIF and the Supplementary Oil and Gas Disclosures (each of which is incorporated by reference in this Prospectus).

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation organized under and governed by the Canada Business Corporations Act. Most of our directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the Unites States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of United States courts predicated upon our civil liability and the civil liability of our directors and officers and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada, if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

        We filed with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus.

 EXCHANGE RATE INFORMATION

        The following table sets forth, for each of the periods indicated, the period end daily average exchange rate, the average exchange rate and the high and low daily average exchange rates of one United States dollar in exchange for Canadian dollars, as reported by the Bank of Canada.

	Three Months Ended March 31		Year Ended December 31
	2020	2019	2019	2018	2017
Period End	$1.4187	$1.3363	$1.2988	$1.3642	$1.2545
Average	$1.3449	$1.3295	$1.3269	$1.2957	$1.2986
High	$1.4496	$1.3600	$1.3600	$1.3642	$1.3743
Low	$1.2970	$1.3095	$1.2988	$1.2288	$1.2128

        The daily average exchange rate on May 21, 2020, as reported by the Bank of Canada, for the conversion of one United States dollar was $1.3935.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities regulatory authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Corporate Secretary of Suncor at P.O. Box 2844, 150 – 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3, Telephone: 1-800-558-9071. These documents are also available through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed under Suncor's corporate profile at www.sedar.com.

        The following documents of Suncor, which have been filed with the securities regulatory authority in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	the annual information form of Suncor dated February 26, 2020 for the year ended December 31, 2019 (the "AIF");
(b)
the audited consolidated financial statements of Suncor as at December 31, 2019 and December 31, 2018 and for the years ended December 31, 2019 and December 31, 2018, together with the notes thereto and the reports of the auditors thereon;
(c)	the management's discussion and analysis of Suncor as at and for the year ended December 31, 2019 (the "2019 MD&A");
(d)
the supplementary oil and gas disclosures presented in accordance with United States Financial Accounting Standards Board Topic 932 "Extractive Activities — Oil and Gas" and Subpart 1200 of Regulation S-K of the SEC, the English version of which was filed on SEDAR under the category "Other" on February 27, 2020 as Exhibit 99.11 to Suncor's Form 40-F and the French version of which was filed on SEDAR under the category "Documents incorporated by reference not previously filed — French" on May 22, 2020 (the "Supplementary Oil and Gas Disclosures");
(e)	the management proxy circular of Suncor dated February 26, 2020 relating to the annual general meeting of shareholders of Suncor held on May 6, 2020 (the "Proxy Circular");
(f)
the unaudited consolidated financial statements of Suncor as at March 31, 2020 and December 31, 2019 and for the three month periods ended March 31, 2020 and March 31, 2019, together with the notes thereto; and
(g)	the management's discussion and analysis of Suncor as at and for the three months ended March 31, 2020 (the "Q1 2020 MD&A").

        Any documents of the type required by National Instrument 44-101 Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including any annual information forms, annual financial statements and the auditor's report thereon, interim financial statements, management's discussion and analysis of financial condition and results of operations, material change reports (excluding material change reports filed on a confidential basis), business acquisition reports and information circulars, filed by us with the securities regulatory authorities in each of the provinces and territories of Canada subsequent to the date of this Prospectus and prior to the termination of the distribution period of this Prospectus are deemed to be incorporated by reference in this Prospectus. In addition, any similar documents we file with or furnish to the SEC, as applicable, in our periodic reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such reports. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part.

        Any statement contained in this Prospectus or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

        Upon a new annual information form and the related audited annual financial statements (together with the notes thereto and the auditor's report thereon) and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the term of this Prospectus, the previous annual information form, the previous audited annual financial statements and all unaudited interim financial statements and the accompanying management's discussion and analysis and any material change reports filed prior to the commencement of our financial year in which the new annual information form is filed, and all information circulars and business acquisition reports filed prior to the beginning of the financial year in respect of which the new annual information form relates, shall no longer be deemed to be incorporated into this Prospectus for the purpose of future offers of Securities hereunder. Upon unaudited interim financial statements and the accompanying interim management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the term of this Prospectus, all unaudited interim financial statements and the accompanying interim management's discussion and analysis filed prior to the new unaudited interim financial reports shall no longer be deemed to be incorporated into this Prospectus for the purpose of future offers of Securities hereunder. Upon a new information circular relating to an annual general meeting of our shareholders being filed by us with the applicable securities regulatory authorities during the term of this Prospectus, the information circular for the preceding annual general meeting of our shareholders shall no longer be deemed to be incorporated by reference into this Prospectus for purposes of future offers of Securities hereunder. Upon a new annual information form being filed by us with the applicable securities regulatory authorities during the term of this Prospectus for which the related annual consolidated financial statements include at least nine months of financial results of an acquired business for which a business acquisition report was filed by us and incorporated by reference into this Prospectus, such business acquisition report shall no longer be deemed to be incorporated into this Prospectus for the purpose of future offers of Securities hereunder.

        One or more Prospectus Supplements containing the specific variable terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of any such Prospectus Supplement, but only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        Updated earnings coverage ratios will be filed quarterly with the applicable securities regulatory authorities, either as Prospectus Supplements or included in Suncor's interim and annual financial reports, and will be deemed to be incorporated by reference in this Prospectus for the purposes of the offering of Securities.

MARKETING MATERIALS

        Any "template version" of any "marketing materials" (each as defined in National Instrument 41-101 General Prospectus Requirements) used in connection with a distribution of Securities will be filed under Suncor's corporate profile on SEDAR at www.sedar.com. In the event that such marketing materials are filed subsequent to the date of the filing of the applicable Prospectus Supplement pertaining to the distribution of Securities to which such marketing materials relate and prior to the termination of such distribution, such filed versions of the marketing materials will be deemed to be incorporated by reference into this Prospectus, but only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

WHERE READERS CAN FIND MORE INFORMATION

        Suncor will provide to each person to whom this Prospectus is delivered, without charge, upon request to the Corporate Secretary of Suncor at P.O. Box 2844, 150 – 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3, Telephone: 1-800-558-9071, copies of the documents incorporated by reference in this Prospectus. As noted above, unless explicitly so incorporated, we do not incorporate by reference in this Prospectus any of the information on, or accessible through, our website.

        Suncor files certain reports with and furnishes other information to each of the SEC and securities regulatory authorities in each of the provinces and territories of Canada. Suncor's SEC file number is 1-12384. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements under Canadian securities laws, which requirements are different from those of the United States. As a foreign private issuer, Suncor is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Suncor's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Suncor's reports and other information filed or furnished with or to the SEC are available from the SEC's Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov, as well as from commercial document retrieval services. Suncor's Canadian filings are available under its corporate profile on SEDAR at www.sedar.com.

        Suncor has filed with the SEC under the Securities Act of 1933, as amended (the "U.S. Securities Act"), a registration statement on Form F-10 relating to the Securities being offered hereunder, of which this Prospectus forms part. This Prospectus does not contain all of the information set forth in the registration statement, certain items of which are contained in the exhibits to the registration statement, as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC's website at www.sec.gov.

SUNCOR ENERGY INC.

        Suncor is an integrated energy company headquartered in Calgary, Alberta, Canada. Suncor is strategically focused on developing one of the world's largest petroleum resource basins — Canada's Athabasca oil sands. In addition, Suncor explores for, acquires, develops, produces and markets crude oil in Canada and internationally. Suncor transports and refines crude oil and markets petroleum and petrochemical products primarily in Canada. Suncor also operates a renewable energy business and conducts energy trading activities focused principally on the marketing and trading of crude oil, natural gas, byproducts, refined products and power.

        Suncor's head and registered office is located at 150 – 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3. Our common shares are listed for trading on the TSX and the NYSE under the trading symbol "SU".

CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capital of Suncor, on a consolidated basis, since March 31, 2020, other than (a) the issuance and sale by Suncor, on April 9, 2020, of $1.25 billion aggregate principal amount of 5.00% medium term notes, series 7, due April 9, 2030 (the "5.00% Medium Term Notes") and the use of the net proceeds therefrom, and (b) the issuance and sale by Suncor, on May 13, 2020, of U.S.$450 million aggregate principal amount of 2.80% notes due May 15, 2023 (the "2.80% Notes") and U.S.$550 million aggregate principal amount of 3.10% notes due May 15, 2025 (the "3.10% Notes") and the use of the net proceeds therefrom. The net proceeds from the sale of the 5.00% Medium Term Notes, 2.80% Notes and 3.10% Notes were used to repay short-term indebtedness and for general corporate purposes.

USE OF PROCEEDS

        The Securities will be issued from time to time at the discretion of Suncor in an aggregate principal amount not to exceed US$5,000,000,000 (or the equivalent thereof in other currencies or currency units). The net proceeds to Suncor from the sale of Securities will be the issue price thereof less expenses and any fees payable to the underwriters or dealers in respect thereof. The amount of net proceeds will be described in an applicable Prospectus Supplement.

        Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds will be added to the general funds of Suncor for general corporate purposes, including, but not limited, to reducing short term borrowings, repaying indebtedness and supporting our ongoing capital spending program and working capital requirements. For further details of Suncor's capital expenditures, see the AIF, the 2019 MD&A and the Q1 2020 MD&A. Pending any such use of net proceeds, we may invest funds that we do not immediately require in short-term marketable securities. We may, from time to time, issue securities (including both debt and equity securities) other than pursuant to this Prospectus.

PLAN OF DISTRIBUTION

        We may offer and sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents. These Securities may be offered and sold in Canada and/or the United States and elsewhere where permitted by law.

        The distribution of Securities may be effected from time to time in one or more transactions: (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; or (c) at prices related to such prevailing market prices to be negotiated with purchasers.

        If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us.

        In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions.

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act.

        If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement, which will also set forth the commission payable for solicitation of these contracts.

        The applicable Prospectus Supplement will also set forth the terms of the offering relating to particular Securities, including to the extent applicable, the initial offering price, our proceeds from the offering, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to the particular Securities sold to or through underwriters will be named in the Prospectus Supplement relating to such Securities.

        Subject to any applicable securities laws, in connection with any offering of Securities, the underwriters, dealers or agents may, to the extent they are acting as principals, over-allot or effect transactions intended to stabilize, maintain or otherwise affect the market price of the Securities at a level above that which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and Canadian provincial or territorial securities laws, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Any offering of Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement, the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. Certain broker-dealers may make a market in the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure prospective purchasers that any broker-dealer will make a market in the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units of any series or as to the liquidity of the trading market, if any, for such Securities.

DESCRIPTION OF DEBT SECURITIES

        In this section only, "Suncor", "us", "we", "our" or "its" refers only to Suncor Energy Inc. and not any of its subsidiaries (which includes corporate and partnership subsidiaries) or joint venture interests through which it operates. The following description sets forth certain general terms and provisions of the Debt Securities. We will provide the material attributes and characteristics of a series of Debt Securities and a description of how the general terms and provisions described below may apply to such series of Debt Securities in the applicable Prospectus Supplement. In addition, we may enter into certain arrangements with Suncor Energy Oil Sands Limited Partnership (the "Partnership"), one of our indirect wholly-owned subsidiary partnerships, pursuant to which the Partnership would agree to provide certain credit support arrangements with respect to an issuance of Debt Securities. Any such arrangements, if entered into with respect to an issuance of Debt Securities, will be described in the applicable Prospectus Supplement.

        The Debt Securities will be issued under an indenture, dated as of June 25, 2007 and as thereafter amended or supplemented (the "Indenture"), between Suncor and The Bank of New York (now known as The Bank of New York Mellon), as trustee (the "Trustee"). The Indenture is subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the Indenture has been incorporated by reference as an exhibit to the registration statement, of which this Prospectus forms a part, filed with the SEC. The following is a summary of the Indenture, which sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, including the definition of certain capitalized terms used but not defined under this section, prospective purchasers should refer to the Indenture.

        We may issue securities (including debt securities) and incur additional indebtedness other than through the offering of Debt Securities under this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and does not limit the amount of other indebtedness we may incur. The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any foreign currency. Special Canadian and U.S. federal income tax considerations applicable to any of the Debt Securities denominated in a foreign currency will be described in the Prospectus Supplement relating to the offering of such Debt Securities. Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will be unsecured obligations. The Debt Securities offered pursuant to this Prospectus will be issued in an amount up to US$5,000,000,000 (or the equivalent thereof in other currencies or currency units). The Indenture also permits us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

        The applicable Prospectus Supplement will describe the specific terms of the Debt Securities of any series being offered and may include, but is not limited to, any of the following:

  (a)
  the title and the aggregate principal amount of the Debt Securities;

  (b)
  the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of (and premium, if any, on) the Debt Securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

  (c)
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue;

  (d)
  the date or dates, or the method by which such date or dates will be determined or extended, on which any interest will be payable and the regular record dates for the payment of interest on the Debt Securities in registered form;

  (e)
  the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  (f)
  each office or agency where the principal of (and premium, if any) and interest, if any, on the Debt Securities of such series will be payable;

  (g)
  the period or periods within which, the price or prices at which, the currency or currency unit in which, and other terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, by us;

  (h)
  the terms and conditions upon which holders may redeem the Debt Securities prior to maturity and the price or prices at which and the currency or currency unit in which the Debt Securities are payable;

  (i)
  any mandatory or optional redemption or sinking fund or analogous provisions;

  (j)
  if other than denominations of US$1,000 and any integral multiple thereof, the denomination or denominations in which any registered securities of the series shall be issuable and, if other than the denomination of US$5,000, the denomination or denominations in which any bearer securities of the series shall be issuable;

  (k)
  if other than U.S. dollars, the currency or currency unit in which the Debt Securities are denominated or in which currency payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities will be payable;

  (l)
  any index formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;

  (m)
  whether the series of the Debt Securities are to be registered securities, bearer securities (with or without coupons) or both;

  (n)
  whether the Debt Securities will be issuable in the form of one or more global securities and, if so, the identity of the depository for the global securities;

  (o)
  whether and under what circumstances we will be required to pay any Additional Amounts (as defined herein) for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether we will have the option to redeem the Debt Securities rather than pay the Additional Amounts;

  (p)
  the terms, if any, on which the Debt Securities may be converted or exchanged for other of our securities or securities of other entities;

  (q)
  if payment of the Debt Securities will be guaranteed by any other person;

  (r)
  the extent and manner, if any, in which payment on or in respect of the Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

  (s)
  the percentage or percentages of principal amount at which the Debt Securities will be issued;

  (t)
  any applicable Canadian and U.S. federal income tax consequences; and

  (u)
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Debt Securities, including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

        Unless otherwise indicated in a Prospectus Supplement, the Indenture does not afford holders of the Debt Securities the right to tender such Debt Securities to us for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest, in the event we should become involved in a highly leveraged transaction or in the event we have a change in control.

        The Debt Securities may be issued under the Indenture bearing no interest or at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in a Prospectus Supplement.

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the Indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of our subsidiaries.

Form, Denominations and Exchange

        A series of the Debt Securities may be issued solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Registered securities will be issuable in denominations of US$1,000 and any integral multiple thereof and bearer securities will be issuable in denominations of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. The Indenture provides that a series of the Debt Securities may be issuable in global form. Unless otherwise indicated in a Prospectus Supplement, bearer securities will have interest coupons attached.

        Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If, but only if, provided in a Prospectus Supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in a Prospectus Supplement, bearer securities will not be issued in exchange for registered securities.

        The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        We shall not be required to:

  (a)
  issue, register the transfer of or exchange any series of the Debt Securities during a period beginning at the opening of business 15 days before any selection of that series of the Debt Securities to be redeemed and ending at the close of business on (i) if the series of the Debt Securities are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (ii) if the series of the Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the series of the Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  (b)
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  (c)
  exchange any bearer security selected for redemption, except that, to the extent provided with respect to such bearer security, such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of the Indenture; or

  (d)
  issue, register the transfer of, or exchange any of the Debt Securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Global Securities

        A series of Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to that series of Debt Securities. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in a Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of Debt Securities in definitive form in exchange for a global security representing such series of Debt Securities. In addition, we may at any time and in our sole discretion determine not to have a series of Debt Securities represented by a global security and, in such event, will issue a series of Debt Securities in definitive form in exchange for all of the global securities representing the series of Debt Securities.

Payment

        Unless otherwise indicated in a Prospectus Supplement, payment of principal of (and premium, if any) and interest on the Debt Securities will be made at the office or agency of the Trustee, or at our option we can pay principal, interest and any premium by: (a) check mailed or delivered to the address of the person entitled as the address appearing in the security register of the Trustee; or (b) wire transfer to an account in the United States of the person entitled to receive payments if such person is a holder of US$1.0 million or more in aggregate principal amount of the Debt Securities.

        Unless otherwise indicated in a Prospectus Supplement, payment of any interest will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

        Any payments of principal (and premium, if any) and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of us, the Trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "Capital Lease Obligation" means the obligation of a person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such person in accordance with generally accepted accounting principles.

        "Consolidated Net Tangible Assets" means the total amount of assets of Suncor on a consolidated basis after deducting therefrom:

  (a)
  all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

  (b)
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles; and

  (c)
  appropriate adjustments on account of minority interests of other persons holding stock of Suncor's Subsidiaries;

in each case, as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of Suncor and computed in accordance with generally accepted accounting principles.

        "Current Assets" means current assets as determined in accordance with generally accepted accounting principles.

        "Debt" means as at the date of determination, all items of indebtedness in respect of any amounts borrowed which, in accordance with generally accepted accounting principles, would be recorded as debt in the consolidated financial statements of any person, including:

  (a)
  any obligation for borrowed money;

  (b)
  any obligation evidenced by bonds, debentures, notes, or other similar instruments;

  (c)
  any Purchase Money Obligation;

  (d)
  any Capital Lease Obligation;

  (e)
  any payment obligation under Financial Instrument Obligations; and

  (f)
  any guarantee of Debt of another person.

        "Financial Instrument Obligations" means obligations arising under:

  (a)
  interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a person of which the subject matter is interest rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time;

  (b)
  currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

  (c)
  commodity swap or hedging agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

        "generally accepted accounting principles" means generally accepted accounting principles which Suncor reports its financial statements in and which are in effect from time to time.

        "Lien" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, but not including any security interest in respect of a lease which is not a Capital Lease Obligation and provided that such term shall not include any encumbrance that may be deemed to arise solely as a result of entering into an agreement, not in violation of the terms of the Indenture, to sell or otherwise transfer assets or property.

        "property" means all property owned by Suncor or a Restricted Subsidiary except such property which is determined by a resolution of our Board of Directors delivered to the Trustee not to be property of material importance to the total business conducted by us and our Restricted Subsidiaries.

        "Purchase Money Mortgage" means any Lien created, issued, incurred or assumed by Suncor or a Restricted Subsidiary to secure a Purchase Money Obligation; provided that such Lien is limited to the property (including the rights associated therewith) acquired, constructed, installed or improved in connection with such Purchase Money Obligation.

        "Purchase Money Obligation" means Debt of Suncor or a Restricted Subsidiary incurred or assumed to finance the purchase price, in whole or in part, of any property or incurred to finance the cost, in whole or in part, of construction or installation of or improvements to any property; provided, however, that such Debt is incurred or assumed within 180 days after the purchase of such property or the completion of such construction, installation or improvements, as the case may be, provided that the principal amount of such Debt which is secured by the Lien does not exceed 100% of such purchase price or cost, as the case may be, and includes any extension, renewal or refunding of any such Debt provided the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased, and provided further that any such extension, renewal or refunding does not extend to any property other than the property in connection with which such obligation was created and improvements erected or constructed thereon.

        "Restricted Subsidiary" means a Subsidiary of Suncor; provided, however, such term shall not include any Subsidiary of Suncor if the amount of Suncor's share of the shareholder's equity in such Subsidiary does not, at the time of determination, exceed 2% of Shareholders' Equity.

        "Shareholders' Equity" means the aggregate amount of shareholders' equity (including but not limited to share capital, contributed surplus and retained earnings) of Suncor as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of Suncor and computed in accordance with generally accepted accounting principles.

        "Subsidiary" of any person means, at the date of determination, any corporation or other person of which Voting Shares or other interests carrying more than 50% of the voting rights attached to all outstanding Voting Shares or other interests are owned, directly or indirectly, by or for such person or one or more Subsidiaries thereof.

        "Voting Shares" means shares of any class of a corporation having under all circumstances the right to vote for the election of the directors of such corporation, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Covenants

Limitation on Liens

        The Indenture provides that so long as any of our Debt Securities are outstanding, we will not, and will not permit any of our Restricted Subsidiaries to, create, incur or assume any Lien on or over any present or future property securing any Debt of ours or a Restricted Subsidiary without also simultaneously or prior thereto securing, or causing such Restricted Subsidiary to secure, equally and ratably with such other Debt all of the Debt Securities then outstanding under the Indenture, except:

  (a)
  Liens existing as of the date of the Indenture;

  (b)
  any Purchase Money Mortgage;

  (c)
  Liens on any property in favor of any federal government or any province, state or territory thereof or any municipality therein or any political subdivision, department, agency or instrumentality of any of them to secure the performance of any covenant or obligation to or in favor of or entered into at the request of such authorities where such security is required pursuant to any contract, statute or regulation or with respect to any franchise, grant, license or permit and any defects in title in structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by us under government permits, leases or other grants;

  (d)
  Liens on any property or any interest therein to secure all or any part of the costs incurred after the date of the Indenture for surveying, exploration, extraction, drilling, development, construction, alteration, repair or improvement of or on such property;

  (e)
  Liens on any oil and/or gas property or products derived from such property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments of purchase or sale of, or the transportation, storage or distribution of, such property or the products derived from such property;

  (f)
  Liens existing on properties when acquired, provided that such Liens were not incurred in anticipation of such acquisition;

  (g)
  Liens existing on property of a person when such person becomes a Restricted Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a Restricted Subsidiary, or is merged into or amalgamated or consolidated with us or a Restricted Subsidiary or such property is otherwise acquired by us or a Restricted Subsidiary or when given in compliance with obligations under trust deeds and similar instruments entered into prior to their becoming Restricted Subsidiaries or being merged into or amalgamated or consolidated with us or such property is otherwise acquired, provided such Liens do not attach to property owned by us or owned by our Restricted Subsidiaries prior to such merger, amalgamation or consolidation;

  (h)
  Liens arising under partnership agreements, oil and natural gas leases, overriding royalty agreements, net profits agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, unitization and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts (including security in respect of take or pay or similar obligations thereunder), area of mutual interest agreements, natural gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, which in each of the foregoing cases is customary in the oil and natural gas business, and other similar agreements which are customary in the oil and natural gas business, provided in all instances that such Lien is limited to the assets that are the subject of the relevant agreement;

  (i)
  Liens incurred or arising by operation of law;

  (j)
  Liens incurred in connection with Debt which by its terms is non-recourse to us or any Restricted Subsidiary;

  (k)
  Liens in favor of us or any Restricted Subsidiary;

  (l)
  Liens on Current Assets to secure Debt repayable on demand or maturing within 12 months of the date when such Debt is incurred or the date of any renewal or extension thereof, provided that such security is given at the time that the Debt is incurred;

  (m)
  Liens granted in the ordinary course of business in connection with Financial Instrument Obligations;

  (n)
  any extension, renewal, alteration, refinancing, replacement, exchange or refunding (or successive extensions, renewals, alterations, refinancings, replacements, exchanges or refundings) of all or part of any Lien referred to in the foregoing clauses, provided, however, that (i) such new Lien shall be limited to all or part of the property which is secured by the Lien plus improvements on such property and (ii) the Debt secured by the new Lien is not increased from the amount of the Debt then existing at the time of such extension, renewal, alteration, refinancing, replacement, exchange or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions; and

  (o)
  Liens that would otherwise be prohibited by the foregoing clauses, provided that the aggregate Debt outstanding and secured pursuant to this clause does not at the time of granting the Lien exceed an amount equal to 10% of Consolidated Net Tangible Assets.

        Notwithstanding the foregoing, transactions such as the sale (including any forward sale) or other transfer of (a) oil, gas, minerals or other resources of a primary nature, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money or a specified amount of such oil, gas, minerals, or other resources of a primary nature, or (b) any other interest in property of the character commonly referred to as a "production payment", will not constitute secured Debt and will not result in us being required to secure the Debt Securities.

Consolidation, Amalgamation, Merger and Sale of Assets

        We may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other corporation, or convey, transfer or lease all or substantially all the properties and assets of us and our subsidiaries on a consolidated basis to any person, unless:

  (a)
  the entity formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia, the laws of Canada or any province or territory thereof, or, if such consolidation, amalgamation, merger, arrangement or other transaction would not impair the rights of holders of the Debt Securities, in any other country, provided that if such successor entity is organized under the laws of a jurisdiction other than Canada or the United States, the successor entity assumes our obligations under the Debt Securities and the Indenture to pay Additional Amounts, substituting the name of such successor jurisdiction for Canada in each place that Canada appears in "Description of Debt Securities — Additional Amounts" below;

  (b)
  the successor entity expressly assumes or assumes by operation of law all of our obligations under the Debt Securities and under the Indenture;

  (c)
  immediately before and after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

  (d)
  certain other conditions are met.

        Notwithstanding anything to the contrary, we may consolidate or amalgamate with or merge into or enter into a statutory arrangement with any direct or indirect wholly owned subsidiary and convey, transfer or lease all or substantially all of the properties and assets of us and our subsidiaries on a consolidated basis to any direct or indirect wholly owned subsidiary without complying with the above provisions in a transaction or series of transactions in which we remain the obligor on the Debt Securities (a "Permitted Reorganization") provided we have provided the Trustee and all of our then current ratings agencies with notice of our intention to enter into a Permitted Reorganization at least 45 days prior to the proposed date of completion of such Permitted Reorganization (the "Permitted Reorganization Date") and provided further that on or prior to the Permitted

Reorganization Date we have delivered to the Trustee an officers' certificate confirming that, as of the Permitted Reorganization Date: (a) all of our Debt which ranked pari passu with the then outstanding Debt Securities immediately prior to the proposed Permitted Reorganization will rank no better than pari passu with such Debt Securities after the Permitted Reorganization; for certainty, there is no requirement for any such other Debt to obtain or maintain similar ranking to such Debt Securities and such other Debt may be structurally subordinated or otherwise subordinated to the Debt Securities; or (b) at least two of our then current credit rating agencies (or if only one credit rating agency maintains ratings in respect of our debt securities at such time, that one rating agency) have affirmed that the rating assigned by them to the Debt Securities shall not be downgraded as a result of the Permitted Reorganization, or notice thereof.

        If, as a result of any such transaction, any of our properties or assets or any properties or assets of any Subsidiary of Suncor becomes subject to a Lien, then, unless such Lien could be created pursuant to the Indenture provisions described under the "Limitation on Liens" covenant without equally and ratably securing the Debt Securities, we, simultaneously with or prior to such transaction, will cause the Debt Securities to be secured equally and ratably with or prior to the Debt secured by such Lien.

Additional Amounts

        Unless otherwise specified in a Prospectus Supplement, all payments made by us under or with respect to the Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, we will pay to each holder of such Debt Securities as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of Debt Securities (such holder, an "Excluded Holder") in respect of the beneficial owner thereof:

  (a)
  with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

  (b)
  which is subject to such Canadian Taxes by reason of the holder of the Debt Securities being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities or the receipt of payments thereunder; or

  (c)
  which is subject to such Canadian Taxes by reason of the holder of the Debt Securities failure to comply with any certification, identification, documentation or other reporting requirements, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes.

        We will also (a) make such withholding or deduction; and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        We will furnish to the holders of the Debt Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

        We will indemnify and hold harmless each holder of Debt Securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount, excluding any payment of Additional Amounts by us, of:

  (a)
  any Canadian Taxes levied or imposed and paid by such holder as a result of payments made under or with respect to the Debt Securities;

  (b)
  any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

  (c)
  any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) of this paragraph, but excluding any such Canadian Taxes on such holder's net income.

        Wherever in the Indenture there is referenced, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to Debt Securities, such reference shall be deemed to include reference of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        Unless otherwise specified in a Prospectus Supplement, a series of Debt Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if we (or our successor) determine that (a) as a result of (i) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of Canada (or our successor's jurisdiction of organization) or of any political subdivision or taxing authority thereof or therein, as applicable, or (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is announced or becomes effective on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Debt Securities of such series as described under "Description of Debt Securities — Additional Amounts", or (b) on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or our successor's jurisdiction of organization) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Debt Securities of such series.

        In the event that we elect to redeem a series of the Debt Securities pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the Trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem such series of the Debt Securities pursuant to their terms.

        Notice of intention to redeem such series of our Debt Securities will be given not more than 60 days nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

        We will file with the Trustee, within 15 days after we file them with the SEC, copies of our annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the Trustee:

  (a)
  within the time periods required for the filing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

  (b)
  within the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form) containing the information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX, whether or not we have any of our securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles; provided, however, that we shall not be obligated to file such reports with the SEC if the SEC does not permit such filings.

Events of Default

        The following are summaries of events with respect to any series of our Debt Securities which will constitute an event of default with respect to the Debt Securities of that series:

  (a)
  default in the payment of any interest on any Debt Securities of that series or additional amounts on any Debt Securities of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

  (b)
  default in the payment of the principal of (or premium, if any, on) any Debt Securities of that series when it becomes due and payable;

  (c)
  default in the performance, or breach, of any covenant or warranty in the Indenture in respect of the Debt Securities of that series, and continuance of such default or breach for a period of 90 days after written notice has been given to us by the Trustee or by the holders of at least 25% in principal amount of all outstanding Debt Securities of any series affected thereby;

  (d)
  if an event of default (as defined in any indenture or instrument under which we or any Restricted Subsidiary has at the time of the Indenture or shall thereafter have outstanding any Debt for borrowed money) shall happen and be continuing, or we or any Restricted Subsidiary shall have failed to pay principal amounts with respect to such Debt at maturity (whether or not constituting an event of default) and such event of default or failure to pay shall result in Debt being declared due and payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$75,000,000 and 3.5% of our Shareholders' Equity shall be or become due and payable upon such declaration or prior to the date on which the same would otherwise have become due and payable (the "Accelerated Indebtedness"), and such acceleration shall not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness shall be as a result of an event of default which is not related to the failure to pay principal on the conditions set out in any such indenture or instrument, it shall not be considered an event of default for purposes of the Indenture until 30 days after such Debt has been accelerated, or (ii) if the Accelerated Indebtedness shall occur as a result of such failure to pay principal or as a result of an event of default which is related to the failure to pay principal on the conditions set out in any such indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to the borrower, it shall not be considered an event of default for purposes of the Indenture; or (B) if such Accelerated Indebtedness is recourse to the borrower, any requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or event of default shall be applicable together with an additional seven days before being considered an event of default for purposes of the Indenture;

  (e)
  certain events in bankruptcy, insolvency, assignment for the benefit of creditors or analogous process have occurred with respect to us; or

  (f)
  any other events of default provided with respect to Debt Securities of that series.

        If an event of default occurs and is continuing with respect to Debt Securities of any series, unless the principal of all of the Debt Securities of that series shall have already become due and payable, the Trustee may, in its discretion, and shall, upon request in writing made by the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series, declare the principal of (and premium, if any, on) all the outstanding Debt Securities of that series and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Debt Securities to be due and payable immediately on demand.

        Reference is made to the Prospectus Supplement relating to each series of the Debt Securities which are original issue discount Debt Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount Debt Securities upon the occurrence of any event of default and the continuation thereof.

        Subject to certain limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such event of default.

        No holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:

  (a)
  such holder has previously given to the Trustee written notice of a continuing event of default with respect to the Debt Securities of such series affected by such event of default;

  (b)
  the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series (voting as one class) affected by such event of default have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee; and

  (c)
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such event of default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, the foregoing limitations do not apply to a suit instituted by the holder of Debt Securities for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Securities on or after the applicable due date specified in such Debt Securities.

        We will annually furnish to the Trustee a statement by certain of our officers as to whether or not Suncor, to the best of their knowledge, is in compliance with all conditions and covenants of the Indenture and, if not, specifying all such known defaults. We will also be required under the Indenture to notify the Trustee as soon as practicable upon becoming aware of any event of default.

Defeasance

        Unless otherwise specified in the applicable Prospectus Supplement, the Indenture provides that, at our option, we will be discharged from any and all obligations in respect of the outstanding Debt Securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay the principal of and premium, if any, and each installment of interest on the outstanding Debt Securities of such series ("Defeasance") (except with respect to the authentication, transfer, exchange or replacement of our Debt Securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if, among other things:

  (a)
  we have delivered to the Trustee an opinion of counsel in the United States stating that (i) Suncor has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

  (b)
  we have delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding Debt Securities of such series include holders who are not resident in Canada);

  (c)
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day following such deposit;

  (d)
  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing on the date of such deposit; and

  (e)
  other customary conditions precedent are satisfied.

        We may exercise our Defeasance option notwithstanding our prior exercise of our Covenant Defeasance option, described in the following paragraph, if we meet the conditions described in the preceding sentence at the time we exercise the Defeasance option.

        The Indenture provides that, at our option, unless and until we have exercised our Defeasance option described in the preceding paragraph, we may omit to comply with the "Limitation on Liens" and "Consolidation, Amalgamation, Merger and Sale of Assets" covenants and certain other covenants and such omission shall not be deemed to be an event of default under the Indenture and the outstanding Debt Securities upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding Debt Securities ("Covenant Defeasance"). If we exercise our Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the events of default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:

  (a)
  we have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (b)
  we have delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of our outstanding Debt Securities include holders who are not resident in Canada);

  (c)
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day following such deposit;

  (d)
  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing on the date of such deposit; and

  (e)
  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment (voting as one class), provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series:

  (a)
  change the stated maturity of the principal of, or any installment of interest, if any, on any debt security;

  (b)
  reduce the principal amount of, or the premium, if any, or interest rate, if any, on any debt security;

  (c)
  change the place of payment;

  (d)
  change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security;

  (e)
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  (f)
  reduce the percentage of principal amount of outstanding Debt Securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  (g)
  modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.

        The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change that, in each case, does not adversely affect the rights of any holder of such Debt Securities.

Resignation of Trustee

        The Trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor Trustee may be appointed to act with respect to such series of Debt Securities. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Consent to Jurisdiction and Service

        Under the Indenture, we irrevocably appointed CT Corporation System, 28 Liberty Street, New York, New York 10005, as our authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in The City of New York, and we irrevocably submit to the non-exclusive jurisdiction of such courts.

Governing Law

        Our Debt Securities and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE COMMON SHARES AND PREFERRED SHARES

General

        Suncor's authorized share capital is comprised of an unlimited number of common shares, an unlimited number of preferred shares, issuable in series, designated as "Senior Preferred Shares", and an unlimited number of preferred shares, issuable in series, designated as "Junior Preferred Shares". As at May 21, 2020, there were 1,525,150,794 common shares and no preferred shares issued and outstanding.

Common Shares

        The holders of common shares are entitled to attend all meetings of shareholders and vote at any such meeting on the basis of one vote for each common share held. Holders of common shares are entitled to receive any dividend declared by the Board of Directors on the common shares and to participate in a distribution of Suncor's assets among its shareholders for the purpose of winding up its affairs. The holders of the common shares shall be entitled to share equally, share for share, in all distributions of such assets.

Petro-Canada Public Participation Act

        The Petro-Canada Public Participation Act (Canada) requires that the Articles of Suncor include certain restrictions on the ownership and voting of voting shares of Suncor. The common shares of Suncor are voting shares. No person, together with associates of that person, may subscribe for, have transferred to that person, hold, beneficially own or control otherwise than by way of security only, or vote in the aggregate, voting shares of Suncor to which are attached more than 20% of the votes attached to all outstanding voting shares of Suncor. Additional restrictions include provisions for the suspension of voting rights, forfeiture of dividends, prohibitions against share transfer, compulsory sale of shares and redemption and suspension of other shareholder rights. Suncor's Board of Directors may at any time require holders of, or subscribers for, voting shares, and certain other persons, to furnish statutory declarations as to ownership of voting shares and certain other matters relevant to the enforcement of the restrictions. Suncor is prohibited from accepting any subscription for, and issuing or registering a transfer of, any voting shares, if a contravention of the individual ownership restrictions results.

        Suncor's Articles, as required by the Petro-Canada Public Participation Act (Canada), also include provisions: (a) requiring Suncor to maintain its head office in Calgary, Alberta; (b) prohibiting Suncor from selling, transferring or otherwise disposing of all or substantially all of its assets in one transaction, or several related transactions, to any one person or group of associated persons, or to non-residents, other than by way of security only in connection with the financing of Suncor; and (c) requiring Suncor to ensure (and to adopt, from time to time, policies describing the manner in which Suncor will fulfil the requirement to ensure) that any member of the public can, in either official language of Canada (English or French), communicate with and obtain available services from Suncor's head office and any other facilities where Suncor determines there is significant demand for communication with, and services from, that facility in that language.

        The declaration of dividends is at the sole discretion of the Board of Directors and is considered each quarter. All dividends will be reviewed by the Board of Directors and may be increased, reduced or suspended from time to time. Suncor's ability to pay dividends and the actual amount of such dividends is dependent upon, among other things, Suncor's financial performance, its debt covenants and obligations, its ability to meet its financial obligations as they come due, its working capital requirements, its future tax obligations, its future capital requirements, commodity prices and the risk factors set forth herein and in the documents incorporated by reference in this Prospectus.

        On May 5, 2020, Suncor announced that its Board of Directors had declared a dividend of $0.21 per common share, payable on June 25, 2020 to holders of common shares of record as of June 4, 2020. See "Risk Factors — The decision to pay dividends and the amount of such dividends is subject to the discretion of Suncor's Board of Directors based on numerous factors and may vary from time to time.".

Preferred Shares

        Suncor is authorized to issue an unlimited number of preferred shares designated as "Senior Preferred Shares" and an unlimited number of preferred shares designated as "Junior Preferred Shares".

        Suncor's preferred shares may be issued in one or more series. Before any issuance of the preferred shares, the Board of Directors will fix the number of preferred shares that will form the series and will determine the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series. Except as required by law or unless provision is made in the Articles of Suncor, holders of the preferred shares are not entitled to vote at any meeting of the shareholders of Suncor. Holders of preferred shares are, however, entitled to vote in respect of any change, addition or removal of any right, privilege, restriction or condition attaching to the particular class of preferred shares. The Senior Preferred Shares are entitled to priority over the Junior Preferred Shares and the common shares and the Junior Preferred Shares are entitled to priority over the common shares with respect to the payment of dividends and the distribution of assets of Suncor in the event of any liquidation, dissolution or winding up of Suncor's affairs.

        The specific terms of a series of preferred shares as described in a Prospectus Supplement will supplement and, if applicable, may modify or replace the general terms described in this section. Accordingly, the statements made in this section may not apply to a particular series of preferred shares.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        This section describes the general terms that will apply to any subscription receipts that may be offered by Suncor pursuant to this Prospectus. Subscription receipts may be offered separately or together with common shares and/or other securities of Suncor, including warrants. The subscription receipts will be issued under one or more subscription receipt agreements that will be entered into by Suncor and an escrow agent at the time of issuance of the subscription receipts.

        A subscription receipt will entitle the holder thereof to receive a common share and/or other securities of Suncor, for no additional consideration, upon the completion of a particular transaction or event (typically an acquisition of the assets or securities of another entity by Suncor or one or more of its subsidiaries). The subscription proceeds from an offering of subscription receipts will be held in escrow by an escrow agent pending the completion of the transaction or event, or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of subscription receipts will receive common shares and/or other securities of Suncor upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their subscription receipts together with any interest or other income earned thereon, as determined by the terms of the applicable escrow.

        Holders of subscription receipts are not shareholders of Suncor. The particular terms and provisions of subscription receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such subscription receipts. This description will include, where applicable: (a) the number of subscription receipts offered; (b) the price at which the subscription receipts will be offered; (c) the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares and/or other securities of Suncor; (d) the number of common shares and/or other securities of Suncor that may be obtained upon exchange of each subscription receipt; (e) the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each such security; (f) the terms relating to the holding and release of the gross proceeds from the sale of the subscription receipts plus any interest and income earned thereon; (g) the material income tax consequences of owning, holding and disposing of the subscription receipts; and (h) any other material terms and conditions of the subscription receipts, including, without limitation, transferability and adjustment terms and whether the subscription receipts will be listed on a stock exchange.

 DESCRIPTION OF WARRANTS

        Warrants will typically be offered with common shares, with such securities often referred to collectively as a "unit", but may be offered with subscription receipts or separately. The warrants either will be issued under a warrant indenture or agreement that will be entered into by Suncor or a trustee at the time of issuance of the warrants or will be represented by warrant certificates issued by Suncor.

        Holders of warrants are not shareholders of Suncor. The particular terms and provisions of warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such warrants. This description will include, where applicable: (a) the title or designation of the warrants; (b) the number of warrants offered; (c) the number of common shares and/or other securities of Suncor purchasable upon exercise of the warrants and the procedures for exercise; (d) the exercise price of the warrants; (e) the dates or periods during which the warrants are exercisable and when they expire; (f) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (g) the material income tax consequences of owning, holding and disposing of the warrants; and (h) any other material terms and conditions of the warrants, including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

DESCRIPTION OF UNITS

        Suncor may issue units comprised of one or more of the other securities described in this Prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit and will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The particular terms and provisions of units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such units. This description will include, where applicable: (a) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (b) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; (c) whether the units will be issued in fully registered or global form; and (d) any other material terms and conditions of the units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

        Suncor may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of common shares or preferred shares, as applicable, at a future date or dates, and including by way of installment. The price per common share or preferred share and the number of common shares or preferred shares, as applicable, may be fixed at the time share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in share purchase contracts. Share purchase contracts will require the purchase price to be paid either at the time share purchase contracts are issued or at a specified future date. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine. Share purchase contracts may require holders to secure their obligations thereunder in a specified manner and may also require Suncor to make periodic payments to the holders of share purchase contracts or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or a deferred basis.

        Share purchase contracts may be issued separately or as part of units, which are referred to in this Prospectus as "share purchase units", consisting of a share purchase contract and a beneficial interest in Debt Securities, preferred shares, other securities of Suncor or debt obligations or preferred shares of third parties, including but not limited to U.S. treasury securities or obligations of our subsidiaries, and may or may not secure holders' obligations to purchase common shares or preferred shares, as the case may be, thereunder.

        Holders of share purchase contracts or share purchase units are not shareholders of Suncor. The particular terms of each issue of share purchase contracts or share purchase units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below will apply to them, will be described in the Prospectus Supplement filed in respect of such share purchase contracts or share purchase units. This description will include, where applicable:

  (a)
  whether any holder is obligated to purchase or sell, or both purchase and sell, common shares or preferred shares, as applicable, and the nature and amount of each of these securities, or the method of determining those amounts;

  (b)
  whether the share purchase contracts or share purchase units are to be prepaid or not or paid in installments;

  (c)
  any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

  (d)
  whether settlement will be by delivery, or by reference or linkage to the value or performance of common shares or preferred shares, as applicable;

  (e)
  any acceleration, cancellation, termination or other provisions relating to the settlement;

  (f)
  the date or dates on which the sale or purchase must be made, if any;

  (g)
  whether the share purchase contracts or share purchase units will be issued in fully registered or global form;

  (h)
  the material tax consequences of owning, holding and disposing the share purchase contracts or share purchase units; and

  (i)
  any other material terms and conditions, including, without limitation, transferability and adjustment terms and whether the share purchase contracts or share purchase units will be listed on a stock exchange.

EARNINGS COVERAGE RATIOS

        Information regarding earnings coverage ratios will be provided in the applicable Prospectus Supplement relating to an offering of Securities, as required by applicable securities laws.

        Updated earnings coverage ratios will be filed quarterly with the applicable securities regulatory authorities, either as Prospectus Supplements or included in Suncor's interim and annual financial reports, and will be deemed to be incorporated by reference in this Prospectus for the purposes of the offering of the Securities.

RISK FACTORS

        In addition to the risk factors set forth below, additional risk factors relating to our business are discussed in the AIF, the 2019 MD&A and the Q1 2020 MD&A, which risk factors are incorporated herein by reference. Prospective purchasers of the Securities should consider carefully the risk factors set forth below, as well as the other information contained in and incorporated by reference in this Prospectus and any applicable Prospectus Supplement, before purchasing any Securities. If any event arising from these risks occurs, Suncor's business, prospects, financial condition, results of operations or cash flows, or any investment in the Securities, could be materially adversely affected.

The common shares or other listed Securities may be subject to price and volume fluctuations, and the market price for the common shares or other listed Securities, as applicable, following an offering may drop below the offering price.

        In recent years, securities markets have experienced considerable price and volume volatility, which may have been unrelated to the operating performance of Suncor and not necessarily determined solely by reference to the underlying value of Suncor's assets. The market price of publicly traded securities is affected by many variables, including the strength of the economy generally, commodity prices, the availability and attractiveness of alternative investments and the breadth of the public market for the securities. The effect of these and other factors on the market price of securities on the stock exchanges on which Suncor securities trade suggests that the trading price of the common shares and other listed Securities may be volatile. The market price for such Securities may be affected by numerous factors beyond the control of Suncor. These fluctuations may affect the price of the common shares or other listed Securities following an offering, and the market price of the common shares or listed Securities, as applicable, may drop below the offering price. As a result of this volatility, holders may not be able to sell their common shares or other listed Securities at or above the offering price. Suncor cannot predict at what price the common shares or other listed Securities issued by Suncor will trade in the future.

The decision to pay dividends and the amount of such dividends is subject to the discretion of Suncor's Board of Directors based on numerous factors and may vary from time to time.

        Although Suncor currently intends to pay quarterly cash dividends to its shareholders, these cash dividends may be reduced or suspended. The amount of cash available to Suncor to pay dividends, if any, can vary significantly from period to period for a number of reasons, including, among other things: Suncor's operational and financial performance; commodity prices and interest and foreign currency exchange rates; fluctuations in the costs of production; the performance of assets and equipment; the amount of cash required or retained for debt service or repayment; amounts required to fund capital expenditures and working capital requirements; access to equity markets; and the risk factors set forth herein and in the documents incorporated by reference herein.

        The decision whether or not to pay dividends and the amount of any such dividends are subject to the discretion of Suncor's Board of Directors, which regularly evaluates Suncor's proposed dividend payments and the solvency test requirements of the Canada Business Corporations Act. In addition, the level of dividends per common share will be affected by the number of outstanding common shares and other securities that may be entitled to receive cash dividends or other payments. Dividends may be increased, reduced or suspended depending on Suncor's operational and financial performance, as well as the other factors discussed above. The market value of the common shares may deteriorate if Suncor is unable to meet dividend expectations in the future, and that deterioration may be material.

Suncor may issue additional Securities in the future which may dilute the holdings of existing securityholders, including holders of Securities purchased hereunder, or which may have priority over existing securityholders.

        Suncor may issue additional Securities, which may dilute existing securityholders, including purchasers of the Securities hereunder. Suncor may also issue Debt Securities that have priority over holders of other Securities with respect to payment in the event of an insolvency or winding-up of Suncor. Securityholders will have no pre-emptive rights in connection with any such further issuances. Suncor's Board of Directors has the discretion to determine the designation, rights, privileges, restrictions and conditions attached to any series of preferred shares, the price and terms of any Debt Securities and the price and terms for any issuances of common shares, subscription receipts, warrants, units, share purchase contracts and share purchase units.

There can be no assurance as to the liquidity of the trading market for the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units or that a trading market for such securities will develop.

        Prior to an offering of Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units, there will be no public market for such Securities. There can be no assurance that an active trading market for the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units will develop or be sustained. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Debt Securities, preferred shares, subscription receipts, warrants, units, share purchase contracts or share purchase units in the secondary market, the transparency and availability of trading prices and the liquidity of such Securities.

Credit ratings may not reflect all risks of an investment in the Debt Securities or the preferred shares and may change.

        Credit ratings may not reflect all risks associated with an investment in the Debt Securities or the preferred shares. Any credit ratings assigned to the Debt Securities or the preferred shares are an assessment of our ability to pay our obligations thereunder. Consequently, real or anticipated changes in the credit ratings in respect of the Debt Securities, preferred shares or other debt of Suncor could have an adverse impact on our liquidity, our cost of funds and any of our agreements that refer to our credit ratings and will generally affect the market value of the Debt Securities and the preferred shares. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Debt Securities or the preferred shares. There is no assurance that any credit rating assigned to the Debt Securities or the preferred shares will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Changes in interest rates may cause the market price or value of the Debt Securities and the preferred shares to change.

        Prevailing interest rates will affect the market price or value of the Debt Securities and the preferred shares. The market price or value of the Debt Securities and the preferred shares may decline as prevailing interest rates for comparable debt instruments increase and may increase as prevailing interest rates for comparable debt instruments decline.

The Debt Securities may be subject to foreign currency risk.

        Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending on the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

The Debt Securities will be effectively subordinated to certain indebtedness or other liabilities of our subsidiaries which do not guarantee the Debt Securities.

        Unless otherwise provided in the applicable Prospectus Supplement with respect to a specific issue of Debt Securities, the Debt Securities will be our unsubordinated and unsecured obligations and will rank equally with all of our other unsecured, unsubordinated obligations. We carry on our business through subsidiaries and the majority of our assets are held in our subsidiaries. Our results of operations and ability to service indebtedness, including the Debt Securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to us in the form of loans, dividends or otherwise. However, unless otherwise provided in the applicable Prospectus Supplement with respect to a specific issue of Debt Securities, the Debt Securities will not be guaranteed by any of our subsidiaries. Consequently, the Debt Securities will be effectively subordinated to the liabilities, including trade payables, of our subsidiaries. In the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the subsidiary's indebtedness, including trade payables or obligations under any guarantees, prior to being used by us to pay our indebtedness, including any Debt Securities. The Indenture pursuant to which the Debt Securities will be issued does not limit our ability or the ability of our subsidiaries to incur additional unsecured indebtedness or other liabilities.

The Debt Securities will be unsecured and effectively subordinated to any of our secured indebtedness.

        Unless otherwise provided in the applicable Prospectus Supplement with respect to a specific issue of Debt Securities, the Debt Securities will be direct unsecured debt of Suncor, excluding its subsidiaries, and will be effectively subordinated to all existing and future secured debt of Suncor, to the extent of the assets securing such debt. If Suncor is involved in any bankruptcy, dissolution, liquidation or reorganization, the holders of secured debt would be paid before the holders of Debt Securities receive any amounts due under the Debt

Securities to the extent of the value of the assets securing the secured debt. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

The Indenture pursuant to which the Debt Securities will be issued provides only limited protection against significant corporate events and other actions we may take that could adversely impact an investment in the Debt Securities.

        While the Indenture pursuant to which the Debt Securities will be issued contains terms intended to provide protection to the holders of the Debt Securities upon the occurrence of certain events involving significant corporate transactions, such terms will be limited and may not be sufficient to protect a holder's investment in the Debt Securities.

        The Indenture pursuant to which the Debt Securities will be issued does not:

  (a)
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

  (b)
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

  (c)
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common shares or other securities ranking junior to the Debt Securities;

  (d)
  restrict our ability to enter into highly leveraged transactions; or

  (e)
  require us to repurchase the Debt Securities in the event of a change in control.

        As a result of the foregoing, when evaluating an investment in the Debt Securities, prospective purchasers should be aware that the terms of the Indenture pursuant to which the Debt Securities will be issued do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on an investment in the Debt Securities.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to a purchaser of acquiring any Securities offered thereunder, including, for purchasers who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

LEGAL MATTERS

        Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters relating to Canadian law in connection with the issuance of Securities will be passed upon on behalf of Suncor by Blake, Cassels & Graydon LLP and certain legal matters relating to United States law in connection with the issuance of Securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP. As of the date of this Prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of our outstanding securities.

AUDITORS

        Our independent auditors are KPMG LLP, Chartered Professional Accountants, who have issued a report of independent registered public accounting firm dated February 26, 2020 in respect of our audited annual consolidated financial statements, which comprise the consolidated balance sheet as at December 31, 2019 and the consolidated statements of comprehensive income (loss), changes in equity and cash flows for the year ended December 31, 2019, and the related notes, and the report on internal control over financial reporting as at December 31, 2019. KPMG LLP have confirmed that they are independent with respect to Suncor within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in

Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Suncor under all relevant United States professional and regulatory standards.

        Our predecessor auditors were PricewaterhouseCoopers LLP, who were our auditors for the year ended December 31, 2018. PricewaterhouseCoopers LLP have confirmed that, as of February 28, 2019 and throughout the period covered by the financial statements upon which they reported, they were independent with respect to Suncor within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Suncor under all relevant United States professional and regulatory standards.

EXPERTS

        Information relating to our reserves in our AIF was prepared by GLJ Petroleum Consultants Ltd. ("GLJ") and Sproule Associates Limited and Sproule International Limited (collectively, "Sproule"), as independent qualified reserves evaluators. As of the date of this Prospectus, the designated professionals (as defined under applicable securities laws) of each of GLJ and Sproule, in each case, as a group beneficially own, directly or indirectly, less than 1% of any class of our securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part insofar as required by the SEC's Form F-10:

  •
  the documents listed under "Documents Incorporated by Reference" in this Prospectus;

  •
  the consent of our current auditors, KPMG LLP;

  •
  the consent of our predecessor auditors, PricewaterhouseCoopers LLP;

  •
  the consent of our Canadian counsel, Blake, Cassels & Graydon LLP;

  •
  the consents of our independent qualified reserves evaluators, GLJ and Sproule;

  •
  powers of attorney from our directors and officers;

  •
  the Indenture; and

  •
  statement of eligibility of the trustee on Form T-1.

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

        Under Section 124 of the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a present or former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. Each of the aforementioned individuals are entitled to the indemnification provided above from a corporation as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met. Under the CBCA, a corporation may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in their capacity as a director or officer of the corporation, or in their capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at the corporation's request.

        In accordance with the CBCA, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer, or in a similar capacity, of another entity, and the heirs and legal representatives of such a person, to the extent permitted under the CBCA. The Registrant also has agreements with each director and officer to provide indemnification to the extent permitted under the CBCA.

        A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant for losses as a result of claims based upon their acts or omissions as directors and officers, including liabilities under the Securities Act, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the CBCA. The directors and officers are not required to pay any premium in respect of the insurance.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Exhibits

Exhibit Number	Description
4.1	Annual information form for the year ended December 31, 2019 dated February 26, 2020 (incorporated by reference from the Registrant's Form 40-F, filed with the Commission on February 28, 2020 (the "Form 40-F")).
4.2

Audited comparative consolidated financial statements as at and for the year ended December 31, 2019, including the notes thereto and the auditor's report thereon (incorporated by reference from Exhibit No. 99.1 to the Form 40-F).

4.3	Management's discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.2 to the Form 40-F).
4.4	Supplementary oil & gas disclosure for the year ended December 31, 2019 (incorporated by reference from Exhibit No. 99.11 to the Form 40-F).
4.5

Management information circular and proxy statement dated February 26, 2020, relating to the annual meeting of the Registrant's shareholders held on May 6, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant's Form 6-K, furnished to the Commission on February 28, 2020).

4.6

Unaudited consolidated financial statements as at and for the three month period ended March 31, 2020 (incorporated by reference from Exhibit No. 99.3 to the Registrant's Form 6-K, furnished to the Commission on May 6, 2020).

4.7

Management's discussion and analysis of financial condition and results of operations as at and for the three month period ended March 31, 2020 (incorporated by reference from Exhibit No. 99.2 to the Registrant's Form 6-K, furnished to the Commission on May 6, 2020).

5.1	Consent of KPMG LLP.
5.2	Consent of PricewaterhouseCoopers LLP.
5.3	Consent of Blake, Cassels & Graydon LLP.
5.4	Consent of GLJ Petroleum Consultants Ltd.
5.5	Consent of Sproule Associates Limited and Sproule International Limited.
6.1	Powers of attorney (included on page III-3 of the Registration Statement).
7.1

Indenture dated June 25, 2007, between the Registrant and The Bank of New York (now known as The Bank of New York Mellon), as trustee (incorporated by reference from Exhibit No. 7.1 to the Registrant's Form F-9, filed with the Commission on May 15, 2012).

7.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon (formerly known as the Bank of New York), as trustee for the Indenture referenced at Exhibit 7.1 above.

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        (a)   Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)   Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 22nd day of May, 2020.

SUNCOR ENERGY INC.
By:	/s/ ALISTER COWAN
	Name:	Alister Cowan
	Title:	Chief Financial Officer

III-2

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Arlene Strom and Alister Cowan, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARK LITTLE Mark Little	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2020
/s/ ALISTER COWAN Alister Cowan	Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2020
/s/ MICHAEL M. WILSON Michael M. Wilson	Chair of the Board of Directors	May 22, 2020
/s/ PATRICIA M. BEDIENT Patricia M. Bedient	Director	May 22, 2020
/s/ MEL E. BENSON Mel E. Benson	Director	May 22, 2020
/s/ JOHN D. GASS John D. Gass	Director	May 22, 2020
/s/ DENNIS M. HOUSTON Dennis M. Houston	Director	May 22, 2020
/s/ BRIAN MACDONALD Brian MacDonald	Director	May 22, 2020

III-3

Signature	Title	Date

/s/ MAUREEN MCCAW Maureen McCaw	Director	May 22, 2020
/s/ LORRAINE MITCHELMORE Lorraine Mitchelmore	Director	May 22, 2020
/s/ EIRA M. THOMAS Eira M. Thomas	Director	May 22, 2020

III-4

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Suncor Energy Inc. in the United States, on this 22nd day of May, 2020.

SUNCOR ENERGY (U.S.A.) INC. Authorized representative in the United States
By:	/s/ SHAWN POIRIER
	Name:	Shawn Poirier
	Title:	Assistant Secretary

III-5